UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

CHUBB LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bärengasse 32

CH-8001 Zurich, Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 17, 2016, the Board of Directors (the “Board”) amended the Organizational Regulations of Chubb Limited (the “Company”). The amendments clarify that the Lead Director is empowered to convene a board meeting and that electronic participation in a board meeting, committee meeting or meeting of executive management is at the discretion of the Chairman, Lead Director, committee chair or the Chief Executive Officer, as applicable, based on the meeting type. The amendments also update the indemnification section of the Organizational Regulations for further consistency with the indemnification provisions of the Company’s Articles of Association and make certain editorial changes. A copy of the amended and restated Organizational Regulations is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Organizational Regulations of the Company as amended

4.1	Organizational Regulations of the Company as amended (Incorporated by reference to Exhibit 3.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHUBB LIMITED

By:	/s/ Joseph F. Wayland
Joseph F. Wayland
General Counsel

DATE: November 21, 2016

EXHIBIT INDEX

Exhibit Number	Description

3.1	Organizational Regulations of the Company as amended

4.1	Organizational Regulations of the Company as amended (Incorporated by reference to Exhibit 3.1)